SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 23, 2008 (June 22, 2008)
Allied Waste Industries, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14705	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.1 Agreement and Plan of Merger
EX-99.1 Press Release Dated June 23, 2008

Item 1.01 Entry into a Material Definitive Agreement.
On June 22, 2008, Republic Services, Inc. (“Republic”) and Allied Waste Industries, Inc. (“Allied”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Republic and Allied will combine their businesses through a merger of Allied and a newly formed, wholly owned subsidiary of Republic (the “Merger”), with Allied remaining as the surviving corporation following the Merger.
At the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of any stockholder, each share of common stock of Allied (the “Allied Common Stock”) issued and outstanding immediately prior to the Effective Time will generally be converted into the right to receive .45 shares of common stock of Republic.
Each of Republic and Allied has made customary representations and warranties and covenants in the Merger Agreement. The completion of the Merger is subject to various closing conditions, including Republic receiving confirmation from the applicable credit ratings agencies that, upon the Effective Time, the senior unsecured debt of Republic (including Allied or any Allied Subsidiary (as defined in the Merger Agreement), to the extent an issuer under any indentures to which Allied or any Allied Subsidiary are party, and after giving effect to any parent or other guarantees required by such agencies) will be either (i) rated BBB- or better by Standard & Poor’s and Ba1 or better by Moody’s, or (ii) rated Baa3 or better by Moody’s and BB+ or better by Standard & Poor’s, obtaining the approval of Allied’s and Republic’s stockholders and receiving certain regulatory and antitrust approvals (including from the Federal Trade Commission and under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended). The Merger is intended to qualify as a reorganization for federal income tax purposes.
Mr. James O’Connor, currently chairman and chief executive officer of Republic, will become chairman and chief executive officer of the combined company. Mr. Donald Slager, currently president and chief operating officer of Allied, will become president and chief operating officer of the combined company. Mr. Tod Holmes, currently the Chief Financial Officer of Republic, will be the Chief Financial Officer of the combined company. The combined company’s board of directors will consist of 11 directors, including Mr. O’Connor, and five independent members designated by each company.
The Merger Agreement contains certain termination rights for both Republic and Allied. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Allied or Republic, as the case may be, will be required to pay the other a termination fee of $200,000,000 plus expenses of up to $50,000,000.
The Board of Directors of each of Republic and Allied has unanimously approved the Merger and the Merger Agreement.
The Merger Agreement contains representations and warranties that Republic and Allied made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by Republic and Allied in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between Republic and Allied rather than establishing matters as facts. For the foregoing reasons, no person should reply on the representations and warranties as statements of factual information at the time they were made or otherwise.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference.
Additional Information and Where to Find It.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
This communication is being made in respect of the Merger. In connection with the Merger, Republic plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Republic and Allied plan to file with the SEC other documents regarding the Merger. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Republic and Allied. INVESTORS AND SECURITY HOLDERS OF REPUBLIC AND ALLIED ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders will be able to obtain free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Republic and Allied through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the definitive Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained by directing a request to Republic Services, Inc., 110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida, 33301

Attention: Investor Relations or by directing a request to Allied Waste Industries, Inc., 18500 North Allied Way, Phoenix, Arizona 85054, Attention: Investor Relations.
Participants in Solicitation.
Republic, Allied and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Merger. Information regarding Republic’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008, and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 2, 2008, and information regarding Allied’s directors and executive officers is available in Allied’s Annual Report on Form 10-K, for the year ended December 31, 2007, which was filed with the SEC on February 21, 2008 and its proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on April 10, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 22, 2008, the Management Development/Compensation Committee approved amended and restated employment agreements for each of our executive officers. The new agreements amend and restate the existing employment agreements between us and each of John J. Zillmer, Donald A. Slager, Peter S. Hathaway, Edward A. Evans and Timothy R. Donovan. The amendments were made in order to bring certain provisions of the agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as well as make the following substantive changes to the terms of those agreements:
     • The agreements were amended to narrow the definition of “cause” for any determination of “cause” on or after a “change in control”, as that term is defined in the agreements.
     • The agreements were amended to revise the definition of “good reason” to delete that portion that would exempt the relocation of the executive permanently to any office or location to which the majority of our executive officers are located from being considered a “good reason” under such agreements.
     • The agreements were amended to provide that in the event of a termination of employment by Allied without cause or by the executive for good reason within one year following the date of a change in control, the executive will receive a pro rata portion of the target annual incentive compensation bonus for the fiscal year in which the termination occurs.
     • The agreements were amended to revise the parachute payment excise tax gross-up provisions therein to (a) eliminate the threshold share price requirement; (b) eliminate the 250% of executive’s base amount (i.e., average annual compensation of the executive for the five years prior to a change in control) cap; and (c) provide for an excise tax gross-up with respect to the SERP Benefit, as that term is defined in the agreements, and any other amounts that may be subject to the parachute payment excise tax, as determined for purposes of Section 280G and Section 4999 of the Code.
     • The agreements were amended to eliminate the requirement that the executive repay to Allied any and all proceeds realized by the executive (after termination of employment) as a result of vesting, exercise or sale of shares of our common stock granted or issued to the executive if (i) the executive violates Allied’s policies regarding trading of common stock or violates any of the restrictive covenant provisions set forth in the agreements, or (ii) cause is determined following the executive’s termination of employment. The agreements were amended to permit our company to terminate and recapture payments on account of cause only if cause is determined within one year after termination of employment.
     • The agreements were amended to revise the Supplemental Retirement Benefit provisions therein to provide for the following:
     (a) If the executive has a termination of employment for any reason other than cause prior to a change in control, the executive will receive (within thirty days after the sixth month anniversary of the date of termination) a cash lump sum payment equal to the present value of the SERP Benefit, as that term is defined in the agreement, multiplied by a fraction (not to exceed one), the numerator of which is the executive’s years of service and the denominator of which is 10 (the “Pro Rata SERP”). The present value of the SERP Benefit will be calculated based upon a 6% interest rate and assuming payments would have commenced at the earliest date on which the executive would have otherwise satisfied the age and service requirements for such SERP Benefit or, if later, the date of termination.

     (b) If, on or after a change in control, the executive’s employment is terminated either by Allied without cause or by the executive for good reason within one year of the date of the change of control, the executive will receive a lump sum payment equal to the present value of the full SERP Benefit.
     (c) If, on or after a change of control, the executive’s employment is terminated for any reason other than by Allied for cause and paragraph (b) above is not applicable, the executive will receive (within thirty days after the sixth month anniversary of the date of termination) a cash lump sum payment equal to the Pro Rata SERP he would have been entitled to receive if his employment was terminated immediately prior to the change in control, increased by an annual interest rate of six percent (6%) for the period from the date of the change in control until the date of termination.
     (d) Elimination of the provision that provides for proportionate reduction of SERP Benefit if the executive becomes employed by a non-competitor employer.
Item 7.01 Regulation FD Disclosure.
On June 23, 2008, Allied and Republic issued a press release regarding the Merger. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated as of June 22, 2008, by and among Republic Services, Inc., RS Merger Wedge, Inc., and Allied Waste Industries, Inc.

Exhibit 99.1	Press Release dated June 23, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2008	ALLIED WASTE INDUSTRIES, INC.

	By:	/s/ Timothy R. Donovan

Timothy R. Donovan
Executive Vice President, General Counsel and
Corporate Secretary